                                                                    Exhibit 10.1

SpeechWorks International, Inc. has omitted from this Exhibit 10.1 portions of the Agreement for which SpeechWorks International, Inc. has requested confidential treatment from the Securities and Exchange Commission. Omitted language is indicated by brackets (i.e. [ ]). The portions of the Agreement for which confidential treatment has been requested have been filed separately with the Securities and Exchange Commission.


                     MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                         APPLIED LANGUAGE TECHNOLOGIES

                                LICENSE AGREEMENT

                     (NONEXCLUSIVE FOR UNPATENTED SOFTWARE)

                                 August 3, 1994

                                TABLE OF CONTENTS

WITNESSETH ................................................................... 1
DEFINITIONS .................................................................. 2
GRANT ........................................................................ 3
DUE DILIGENCE ................................................................ 3
ROYALTIES .................................................................... 4
REPORTS AND RECORDS .......................................................... 4
COPYRIGHT .................................................................... 5
DELIVERY OF MATERIALS ........................................................ 6
INFRINGEMENT ................................................................. 6
PRODUCT LIABILITY ............................................................ 6
EXPORT CONTROLS .............................................................. 7
NON-USE OF NAMES ............................................................. 8
ASSIGNMENT ................................................................... 8
DISPUTE RESOLUTION ........................................................... 8
TERMINATION .................................................................. 9
PAYMENTS, NOTICES AND COMMUNICATIONS .........................................10
MISCELLANEOUS PROVISIONS .....................................................10
APPENDIX A ...................................................................12

                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                          APPLIED LANGUAGE TECHNOLOGIES

                                    AGREEMENT

      This Agreement is made and entered into this 4th day of August , 1994 (the "Effective Date") by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T."), and APPLIED LANGUAGE TECHNOLOGIES, a corporation duly organized under the laws of Massachusetts and having its principal office at One Kendall Square, Suite 2200 Cambridge, Massachusetts 02139 (hereinafter referred to as "LICENSEE").

                                   WITNESSETH

      WHEREAS, M.I.T. is the owner of certain right, title and interest in the PROGRAM (as later defined herein) subject only to a royalty-free, nonexclusive license rights of the United States Government pursuant to Title 35 United States Code Sections 200 through 204 and has the right to grant licenses thereunder;

      WHEREAS, M.I.T. desires to have the PROGRAM developed and commercialized to benefit the public and is willing to grant a license thereunder;

      WHEREAS, LICENSEE has represented to M.I.T. that LICENSEE shall commit itself to a thorough, vigorous and diligent program of exploiting the PROGRAM so that public utilization shall result therefrom; and

      WHEREAS, LICENSEE desires to obtain a license under the PROGRAM upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                 1 - DEFINITIONS

      For the purposes of this Agreement, the following words and phrases shall have the following meanings:

      1.1 "LICENSEE" shall include a related company of Applied Language Technologies.

      1.2 "PROGRAM" shall mean the computer software and related documentation as described in Appendix A.

      1.3 "DERIVATIVE" shall mean LICENSEE-created computer software which includes, or is based in whole or in part on, the PROGRAM, including, but not limited to, translations of the PROGRAM to other foreign or computer languages, adaptation of the PROGRAM to other hardware platforms, abridgments, condensations, revisions, and software incorporating all or any part of the PROGRAM which may also include LICENSEE-created modification, enhancements or other software. LICENSEE shall be entitled to establish all proprietary rights for itself in the intellectual property represented by DERIVATIVES, whether in the nature of trade secrets, copyrights, patents or other rights, subject to COPYRIGHT(s); provided, however, LICENSEE shall promptly notify M.I.T. of LICENSEE-originated bug fixes to the PROGRAM, which shall be owned by M.I.T. Any copyright registration by LICENSEE for DERIVATIVES shall give full attribution to M.I.T.'s COPYRIGHT(s).

      1.4 "LICENSED PRODUCT" shall mean the PROGRAM and/or any and all DERIVATIVES.

      1.5 "END-USER" shall mean a customer authorized to use a single copy or multiple copies of the LICENSED PRODUCT for internal purposes only and not for further distribution.

      1.6 "COPYRIGHT(s)" shall mean M.I.T.'s copyrights in the PROGRAM.

      1.7 "INTELLECTUAL PROPERTY RIGHTS" shall mean the COPYRIGHT(s).

      1.8 "NET SALES" shall mean LICENSEE's and its SUBLICENSEES' billings for LICENSED PRODUCTS produced hereunder, including license maintenance fees and leases, but excluding any billings associated with funded development or consulting contracts, less the sum of the following:

            a. sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

            b.    outbound transportation prepaid or allowed;

            c.    amounts allowed or credited on returns;

            d.    commissions; and

            e.    uncollectible amounts

      LICENSED PRODUCTS shall be considered "sold" when billed out or invoiced.

      1.9 "TERRITORY" shall mean worldwide.

      1.10 "FIELD OF USE" shall mean all fields.

                                    2 - GRANT

      2.1 M.I.T. hereby grants to LICENSEE the following rights and licenses in the TERRITORY for the FIELD OF USE:

            a.    to use and reproduce the PROGRAM;

            b.    to create DERIVATIVES; and

            c. to lease and sublicense LICENSED PRODUCTS to END-USERS through the normal channels of distribution.

      2.2 The license granted hereunder shall be nonexclusive and shall extend to the end of the term for which the COPYRIGHT(s) are issued, unless sooner terminated as hereinafter provided.

      2.3 LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States.

      2.4 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implications estoppel or otherwise as to any intellectual property not specifically licensed herein.

                                3 - DUE DILIGENCE

      3.1 LICENSEE shall use its best efforts to bring one or more LICENSED PRODUCT(S) to market through thorough, vigorous and diligent efforts and to continue active, diligent marketing efforts for one or more LICENSED PRODUCT(S) throughout the life of this Agreement.

      3.2 In addition, LICENSEE shall adhere to the following milestones:

            a. LICENSEE shall deliver to M.I.T., on or before September 1, 1994, a business plan showing the amount of money, number and kind of personnel and time budgeted and planned for each phase of development of the LICENSED PRODUCTS and shall provide similar reports to M.I.T. on or before January 31 of each year.

            b.    LICENSEE shall make a first commercial sale of a LICENSED
                  PRODUCT on or before [                ].

            c. LICENSEE shall make NET SALES according to the following schedule:

                  [    ]                               $[       ]

                  [       ]                           $[         ];

                  [       ]                           $[         ].

      3.3 LICENSEE's failure to perform in accordance with Articles 3.1 and 3.2 above shall be grounds for M.I.T. to terminate this Agreement pursuant to
Article 14.3 hereof.

                                  4 - ROYALTIES

      4.1 For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the COPYRIGHT(s) or until this Agreement shall be terminated:

            a. Running Royalties in an amount equal to [ ] Percent ([ ]%) of the first $[ ] of NET SALES, [ ] Percent ([ ]%) of the next
                  $[ ] of NET SALES, One Percent ([ ]%) of the next $[     ]
                  of NET SALES, and [                ] Percent ([   ]%) of all
                  NET SALES in excess of $[     ] If LICENSED PRODUCTS shall
                  be distributed for a discounted price substantially lower than customary in the trade or distributed at no cost to affiliates or otherwise, other than demonstration, evaluation or "Not for Resale" software units, the royalty due shall be based on the customary amount billed for such LICENSED PRODUCTS.

      4.2 All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government and which shall be paid by LICENSEE.

      4.3 Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or at such other place as M.I.T. may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

                             5 - REPORTS AND RECORDS

      5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T. hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for three (3) years following the end of the calendar year to which they pertain, to the inspection of M.I.T. or its agents for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a greater than ten percent

(10%) discrepancy in reporting to M.I.T.'s detriment, LICENSEE agrees to pay the full cost of such inspection.

      5.2 Before the first commercial sale of a LICENSED PRODUCT, LICENSEE shall submit the reports due under Article 3.2(a) on January 31 of each year. After the first commercial sale of a LICENSED PRODUCT, LICENSEE, within sixty (60) days after March 31, June 30, September 30 and December 31, of each year, shall deliver to M.I.T. true and accurate reports, giving such particulars of the business conducted by LICENSEE and its SUBLICENSEES during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

            a. descriptions of LICENSED PRODUCTS and current price lists for such;

            b. number of LICENSED PRODUCTS distributed, leased and/or sublicensed by or for LICENSEE;

            c.    total billings for LICENSED PRODUCTS distributed by LICENSEE;

            d. accounting for NET SALES, noting the deductions applicable as provided in Article 1.8;

            e.    Running Royalties due under Article 4.1(a); and

            f.    total royalties due.

      5.3 With each such report submitted, LICENSEE shall pay to M.I.T. the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

      5.4 On or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide M.I.T. with LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

      5.5 The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at a per annum rate two percent (2%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date. The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.

                                  6 - COPYRIGHT

      LICENSEE acknowledges that title to the INTELLECTUAL PROPERTY RIGHTS shall remain with M.I.T. and that any copies of the LICENSED PRODUCTS and related documentation, or portions thereof, made by LICENSEE hereunder, shall include an M.I.T. copyright notice thereon in either of the following forms: "Copyright 199__, Massachusetts Institute of Technology. All rights Reserved." or "(C)199__, M.I.T. All Rights Reserved." The notice shall be affixed to all copies or portions thereof in such manner and location as to give reasonable notice of M.I.T.'s claim of copyright. LICENSEE shall at all times hereafter protect the INTELLECTUAL PROPERTY RIGHTS, and all related technical information, data and materials supplied by M.I.T., from transfer using measures at least as strong as those used by LICENSEE in protecting its own proprietary software.

                            7 - DELIVERY OF MATERIALS

      7.1 Upon execution of this Agreement, M.I.T. shall deliver to LICENSEE one
(1) copy of the PROGRAM and related documentation, if any.

      7.2 LICENSEE accepts the above materials on an "as is" basis. Accordingly, M.I.T. shall not be required to load the PROGRAM onto LICENSEE's machines; test for proper operation, perform any debugging; make any corrections; provide maintenance; provide any updates, enhanced capabilities, or new features; or assist in the understanding or use of the PROGRAM at any time. M.I.T. may, in its sole discretion, at the request of LICENSEE provide on-site installation assistance so long as LICENSEE shall bear the cost of all M.I.T.'s related expenses.

                                8 - INFRINGEMENT

      8.1 LICENSEE shall inform M.I.T. promptly in writing of any alleged infringement of the INTELLECTUAL PROPERTY RIGHTS by a third party and of any available evidence thereof.

      8.2 During the term of this Agreement, M.I.T. shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the INTELLECTUAL PROPERTY RIGHTS and, in furtherance of such right, LICENSEE hereby agrees that M.I.T. may include LICENSEE as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced or defended solely by M.I.T. shall be borne by M.I.T. and M.I.T. shall keep any recovery or damages for past infringement derived therefrom.

                              9 - PRODUCT LIABILITY

      9.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold M.I.T., its trustees, directors, officers, employees and affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property, or resulting from the productions manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) or arising from any obligation of LICENSEE hereunder, excepting only claims that the INTELLECTUAL PROPERTY RIGHTS infringe third party intellectual property.

      9.2 Prior to the first commercial sale of LICENSED PRODUCT, LICENSEE shall obtain and carry in full force and effect commercial, general liability insurance which shall protect LICENSEE and M.I.T. with respect to events covered by Article 9.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the Commonwealth of Massachusetts, shall list M.I.T. as an additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of such insurance shall not be less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for personal injury or death, and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage. LICENSEE shall provide M.I.T. with Certificates of Insurance evidencing the same.

      9.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF INTELLECTUAL PROPERTY RIGHTS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY M.I.T. THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY. FURTHERMORE, M.I.T. EXTENDS NO WARRANTIES OF ANY KIND AS TO PROGRAM CONFORMITY WITH WHATEVER USER MANUALS OR OTHER LITERATURE MAY BE ISSUED FROM TIME TO TIME.

                              10 - EXPORT CONTROLS

      It is understood that M.I.T. is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United

States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.

                              11 - NON-USE OF NAMES

      LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology or Lincoln Laboratory, nor any adaptation thereof, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., or said employee, in each case, except that LICENSEE may state that it is licensed by M.I.T. under the INTELLECTUAL PROPERTY RIGHTS.

                                 12 - ASSIGNMENT

      This Agreement may not be assigned, except in the case of sale or transfer of a substantial portion of the business of LICENSEE, to which this Agreement relates. Such exception must include the prior written consent of M.I.T., which shall not be unreasonably withheld, and the assignee or transferee must agree in writing to M.I.T. to be bound by the terms and conditions hereof prior to such assignment and transfer.

                             13 - DISPUTE RESOLUTION

      13.1 Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to INTELLECTUAL PROPERTY infringement, which the parties shall be unable to resolve within sixty
(60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, the party against whom the dispute shall be raised shall select a mediation firm in the Boston area, and such representatives shall schedule a date with such firm for a mediation hearing. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T. and LICENSEE each hereby irrevocably consents and submits.

      13.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

                                14 - TERMINATION

      14.1 If LICENSEE shall cease to carry on its business with respect to the rights granted in this Agreement, this Agreement shall terminate upon notice by M.I.T.

      14.2 Should LICENSEE fail to make any payment whatsoever due and payable to M.I.T. hereunder, M.I.T. shall have the right to terminate this Agreement effective on sixty (60) days' notice, unless LICENSEE shall make all such payments to M.I.T. within said sixty (60) day period. Upon the expiration of the sixty (60) day period, if LICENSEE shall not have made all such payments to M.I.T., the rights, privileges and license granted hereunder shall automatically terminate.

      14.3 Upon any material breach or default of this Agreement by LICENSEE (including, but not limited to, breach or default under Article 3.3), other than those occurrences set out in Articles 14.1 and 14.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Article 14.3, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on ninety (90) days' notice to LICENSEE. Such termination shall become automatically effective unless LICENSEE shall have cured any such material breach or default prior to the expiration of the ninety (90) day period.

      14.4 LICENSEE shall have the right to terminate this Agreement at any time on six (6) months' notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.

      14.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Articles 1, 6, 9, 10, 11, 14.5, 14.6 and 16 shall survive any such termination. LICENSEE thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS in inventory, provided that LICENSEE shall pay to M.I.T. the Running Royalties thereon as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof.

      14.6 Upon termination of this Agreement for any reason:

of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

      16.4 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.

MASSACHUSETTS INSTITUTE OF                     APPLIED LANGUAGE
TECHNOLOGY                                     TECHNOLOGIES

By /s/ Lita L. Nelsen                          By /s/ Michael S. Phillips
  -----------------------------------------      -------------------------

Name LITA L. NELSEN                            Name Michael S. Phillips
    ---------------------------------------        -----------------------

Title DIRECTOR, TECHNOLOGY LICENSING OFFICE    Title VP of Engineering
     --------------------------------------         ----------------------

Date Aug. 8, 1994                              Date August 4, 1994
    ---------------------------------------        -----------------------

                                   APPENDIX A

                             DESCRIPTION OF PROGRAM

ITEM 1

M.I.T. Case No. [     ]
Title: [     ]
By:    [     ]

      As described in the paper presented at the [     ].

      As described in the paper presented at the [     ].

      As described in the paper presented at the [     ].

      As described in the paper presented at the [     ].

ITEM 2

M.I.T. Case No. [     ]
Title  [     ]
By     [     ]

As described in the paper presented at the [     ].

As described in the paper published in Computational Linguistics, Vol. 18, No. 1, pages 61-86, March 1992, "TINA: A Natural Language System for Spoken Language Applications" by S. Seneff.

As described in the paper presented at the [     ].

ITEM 3

Title: [     ]

As described in the paper presented at the [     ].

As described in the paper presented at the [     ].

As described in the paper presented at the [     ].

As described in the paper presented at the [     ].

                     FIRST AMENDMENT TO LICENSING AGREEMENT

This First Amendment to Licensing Agreement ("Amendment") is entered into this 11th day of August, 1995 by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T."), and Applied Language Technologies, Inc., a corporation duly organized and existing under the laws of Massachusetts and having its principal office at 215 First St., Cambridge, MA 02142 (hereinafter referred to as "ALTech"), and Applied Language Technologies, Inc.. a wholly owned subsidiary of ALTech and a corporation duly organized under the laws of Delaware (hereinafter referred to as "ALTech Delaware").

                                  WITNESSETH

WHEREAS, the parties have previously entered into a Licensing Agreement dated August 3, 1994 (the "Agreement") pursuant to which M.I.T. licensed certain rights to ALTech and ALTech agreed to pay certain royalties;

WHEREAS, ALTech desires to merge itself into ALTech Delaware for the purposes of securing financing;

WHEREAS, ALTech and M.I.T. desire to amend the Agreement in order to assign the Agreement to ALTech Delaware and make certain other changes to facilitate consummation of ALTech's financing;

NOW, THEREFORE, the parties hereto agree as follows:

FIRST: M.I.T. hereby consents to allow ALTech to assign, and ALTech hereby assigns, all of ALTech's rights, title and interests under the Agreement to ALTech Delaware.

SECOND: ALTech Delaware hereby accepts such assignment and undertakes all of ALTech's obligations under the Agreement.

THIRD: Article 3.2 of the Agreement shall be amended in its entirety to read as follows:

            3.2. In addition. LICENSEE shall adhere to the following milestones:

            a. LICENSEE shall make NET SALES according to the following schedule:

                    [     ]                           [     ]

                    [     ]                           [     ]

                    [     ]                           [     ]

FOURTH: Article 3.3 of the Agreement shall be amended in its entirety to read as follows:
      3.3 LICENSEE's failure to perform in accordance with Article 3.2 above shall be grounds for M.I.T. to terminate this Agreement pursuant to
      Article 14.3 hereof; provided, however, that in any year in which LICENSEE has not met its minimum NET SALES requirements, as stated in Article 3.2, M.I.T. may not terminate this Agreement if LICENSEE shall have paid to
      M.I.T. for such year a [     ] equal to the [     ], calculated in
      accordance with Article 4.1, which would have been payable had LICENSEE
      achieved such minimum NET SALES (i.e. $[    ] in [    ], $[    ] in
      [     ], $[     ] in [     ], etc.). The following shall be credited
      against the [     ] for a year:
            (a) all [     ] actually paid with respect to such year,
            plus,
            (b) the amount of any. [     ] paid for previous years
            which exceeded the [     ] payable with respect to the
            minimum [     ] milestones set forth in Article 3.2 for such
            previous year(s) and which were not previously credited against the
            [     ] for a previous year, plus
            (c) any cash "makeup" payments made by LICENSEE to M.I.T. with
            respect to such year's [     ].
      The [     ] shall have been paid to MIT on or before sixty (60)
      days after December 31 of the year for which it is being determined.

FIFTH: Article 12 of the Agreement shall be amended in its entirety to read as follows:
      This Agreement may not be assigned without the prior, written permission of M.I.T., except in the case of sale, merger, or other transfer of a substantial portion of the business of LICENSEE, to which this Agreement relates, or except in the case of a merger or other transaction in which the shareholders who owned at least 50% of LICENSEE prior to such merger or other transaction, own at least 50% of the surviving entity immediately following such merger or other transaction. Any assignee or transferee must agree in writing to M.I.T. to be bound by the terms and conditions hereof prior to such assignment and transfer.

IN WITNESS WHEREOF, the parties have duly executed this Amendment on the day and year set forth below.

MASSACHUSETTS INSTITUTE OF                     ALTech
TECHNOLOGY

By /s/ John T. Preston                         By /s/ William O. Farrell
  -----------------------------------------      -------------------------

Name JOHN T. PRESTON                           Name WM. O. FARRELL
    ---------------------------------------        -----------------------

Title DIRECTOR OF TECHNOLOGY DEVELOPMENT       Title Pres.
     --------------------------------------         ----------------------

Date 8-15-95                                   Date 8/15/95
    ---------------------------------------        -----------------------


                                               ALTech Delaware


                                               By /s/ William O. Farrell
                                                 -------------------------

                                               Name WM. O. FARRELL
                                                   -----------------------

                                               Title Pres.
                                                    ----------------------

                                               Date 8/15/95
                                                   -----------------------

                                SECOND AMENDMENT

      This Amendment is entered into this 15th day of July, 1996 by and between the MASSACHUSETTS INSTITUTE OF TECHNOLOGY, having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T.") and Applied Language Technologies, Inc. having its principal office at 215 First St., Cambridge MA 02142 U.S.A. (hereinafter referred to as "LICENSEE").

WHEREAS M.I.T. and LICENSEE entered into a Licensing Agreement dated August 3, 1994 ("the Agreements"), and the Agreement was amended August 12, 1995; and

WHEREAS M.I.T. and LICENSEE wish to change the terms of the Agreement to reflect the present business conditions.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

            Article 3.2 (as amended by the First Amendment) of the Agreement shall be amended in its entirety to read as follows:

            3.2. In addition, LICENSEE shall adhere to the following milestones:

            a. LICENSEE shall make NET SALES according to the following schedule:

            [     ]                              $[     ]

            [     ]                              $[     ]

            [     ]                              $[     ]

            [     ]                              $[     ]

            [     ]                              $[     ]
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      IN WITNESS WHEREOF, the parties have duly executed this Amendment on the day and year set forth below.


MASSACHUSETTS INSTITUTE OF           Applied Language Technologies, Inc.
TECHNOLOGY

By /s/ Lita Nelsen                   By /s/ William O. Farrell
  -------------------------------      -------------------------

Name                                 Name William O. Farrell
    -----------------------------        -----------------------

Title                                Title CEO
     ----------------------------         ----------------------

Date 8/1/96                          Date 8/6/96
    -----------------------------        -----------------------